Exhibit 99.1
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VELOCITY ASSET MANAGEMENT, INC.
48 S. Franklin Turnpike, 3rd Floor o Ramsey, NJ  07446 o 201-760-0663


FOR IMMEDIATE RELEASE
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           Company Contact:                   For Investors:

           Jim Mastriani, CFO                 Robert B. Prag, President
           Velocity Asset Management          The Del Mar Consulting Group, Inc.
           (732) 556-9090                     (858) 794-9500
           jjm@velocitycollect.com            bprag@delmarconsulting.com
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                        VELOCITY ASSET MANAGEMENT CLOSES
             $12.5 MILLION CREDIT FACILITY WITH WELLS FARGO FOOTHILL
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         - Credit Facility Positions Velocity To Accelerate Its Growth -

RAMSEY, NJ (February 2, 2005) Velocity Asset Management, Inc. (OTCBB: VCYA), a New Jersey based company that focuses on the purchase, resale, and collection of distressed assets, announced today that Velocity Investments, LLC, its wholly owned consumer receivables asset management and liquidation subsidiary, has closed on a new three-year $12.5 million senior credit facility with Wells Fargo Foothill, Inc. The facility will be used to finance Velocity Investments' acquisition of portfolios of non-performing consumer debt.

This is the first substantial credit facility Velocity has secured from a major financial institution and positions the Company to accelerate its growth.

Commenting on the announcement, Jack Kleinert, CEO of Velocity Asset Management, stated, "This facility with Wells Fargo Foothill is a great validation of our business model and management team. It will provide the Company the opportunity to benefit from scale by acquiring larger non-performing portfolios and take greater advantage of the enormous operating leverage and earnings power our business model presents."

Mr. Kleinert continued, "Whereas 2004 was largely a year of building the infrastructure and business systems at Velocity, we expect substantial revenue acceleration and meaningful profitably in 2005."

Velocity recently announced it had completed a private placement of equity securities to institutional and accredited investors resulting in gross proceeds of $3,363,529 for the Company. Velocity now has in excess of $7,000,000 in shareholders' equity and expects to file for a listing on a national exchange during the second calendar quarter of 2005.


                                    **More**
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Velocity Asset Management, Inc.
February 2, 2005
Page 2 of 2


About Velocity Asset Management, Inc
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Velocity Asset Management, Inc. is a Delaware corporation that focuses on the purchase, resale, and collection of distressed assets through its three wholly-owned subsidiaries, Velocity Investments, LLC, J. Holder Inc. and VOM, LLC. Velocity Investments, LLC is a consumer receivables asset management and liquidation company, that purchases, manages and liquidates portfolios of unsecured consumer receivables. J. Holder, Inc. invests in, and maximizes the return on real property sold at sheriff's foreclosure sales and judgment execution sales, acquires defaulted mortgages and partial interests in real property with the goal of re-selling the property or perfecting the partial interest for resale. VOM, LLC focuses on purchasing, managing and maximizing the return on New Jersey municipal tax liens.

FORWARD LOOKING STATEMENTS
--------------------------

This Press Release contains or may contain forward looking statements and information that are based upon beliefs of and information currently available to the Company's management as well as estimates and assumptions made by the Company's management.

When used herein the words ``anticipate", "believe", "estimate", "expect", "future", "intend", "plan" and similar expressions as they relate to the Company or the Company's management identify forward looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties and assumptions relating to the Company's operations and results of operations and any businesses that may be acquired by the Company. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, intended or planned.

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